Exhibit 4.1

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

NUMBER	PUBLIC	SHARES
	Media Works, Inc.
	AUTHORIZED STOCK	PAR VALUE
	CUSIP #	$.001
THIS CERTIFICES THAT

IS THE RECORD HOLDER OF

transferable on the books of the Corporation in person or duly authorized attorney upon surrender of this Certificate properly endorsed.  This Certificate is not valid until countersigned by the Transfer Agent and registered by time Registrar:

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

August 30 ILLEGIBLE

/s/ [ILLEGIBLE]
	Secretary	RESTRICTED
[ILLEGIBLE]
[SEAL]		HOLLADAY STOCK TRANSFER, INC.
	/s/ [ILLEGIBLE]	2939 North 67th [ILLEGIBLE]
	President	[ILLEGIBLE], AZ 85251
(480) 81-3840

		By	/s/ [ILLEGIBLE]
Authorized Signature